Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	January 3, 20054

For more information:

Media	Investors
Tina Warren	(888) 901-7286
(905) 863-4702	(905) 863-6049
tinawarr@nortelnetworks.com	investor@nortelnetworks.com

New York Stock Exchange Grants Nortel Three Month Extension

TORONTO — Nortel Networks* Corporation [NYSE/TSX:NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today announced that the New York Stock Exchange (the “NYSE”) has granted the Company and NNL an extension of up to an additional three months to file their 2003 Annual Reports on Form 10-K with the Securities and Exchange Commission (the “SEC”), during which time the common shares of the Company and other Company and NNL securities will remain listed on the NYSE. The extension is subject to review by the NYSE on an ongoing basis. In the event that the Company and NNL do not complete the filing of their 2003 Annual Reports on Form 10-K by March 31, 2005, the NYSE will move forward with the initiation of suspension procedures.

The Company and NNL continue to cooperate with the NYSE concerning their expected timetable regarding the filing of their 2003 Annual Reports on Form 10-K and their quarterly reports for 2004. As previously announced, the Company expects that it and NNL will commence to file these reports on January 10, 2005.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel’s independent review and planned restatement or revisions of its previously announced or filed financial results; the resolution of the accounting issues announced on November 11, 2004, including the outcome of discussions with the United States Securities and Exchange Commission; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel’s filing obligations on support facilities and public debt obligations; any potential delisting or suspension of the Company’s or NNL’s securities; the adverse resolution of litigation, investigations, intellectual property disputes and similar matters; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; the communication by Nortel’s auditors of the existence of material weaknesses in internal controls; Nortel’s ability to recruit and retain qualified employees; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flows; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel’s purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise..

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.